   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999.

                                                      REGISTRATION NO. 333-50031
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 2
                                  TO FORM S-1
                                       ON
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                      INTEGRATED ELECTRICAL SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                      76-0542208
         (State or other jurisdiction                         (I.R.S. Employer
      of incorporation or organization)                    Identification Number)

                       515 POST OAK BOULEVARD, SUITE 450
                           HOUSTON, TEXAS 77027-9408
                                 (713) 860-1500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

                                JOHN F. WOMBWELL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       515 POST OAK BOULEVARD, SUITE 450
                           HOUSTON, TEXAS 77027-9408
                                 (713) 860-1500
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                             ---------------------

                                    copy to:
                                DAVID P. OELMAN
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                             ---------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, check the following box. [X]

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, WHICH RELATES TO THE COMPANY'S EARLIER REGISTRATION STATEMENT NO. 333-45479.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one (the "Acquisition Prospectus") to be used in connection with the acquisition of the assets or the securities of businesses by Integrated Electrical Services, Inc. and one (the "Selling Stockholder Prospectus") to be used by persons or entities who have received stock of Integrated Electrical Services, Inc. in exchange for the assets or the securities of a business and who wish to sell such stock. The Acquisition Prospectus and the Selling Stockholder Prospectus are identical except that they contain different front cover pages and different descriptions of the plan of distribution. The form of Acquisition Prospectus is included herein and is followed by those pages to be used in the Selling Stockholder Prospectus which differ from those used in the Acquisition Prospectus. Each of the pages for the Selling Stockholder Prospectus included herein is labeled "Alternate Page for Selling Stockholder Prospectus."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED FEBRUARY   , 1999.

PROSPECTUS

                     [INTEGRATED ELECTRICAL SERVICES LOGO]

                               21,000,000 SHARES
                                  COMMON STOCK

                             ---------------------

THE COMPANY:

- Our company is the third largest provider of electrical contracting and maintenance services in the United States.

- Our address is:
  Integrated Electrical Services, Inc.
  515 Post Oak Boulevard
  Suite 450
  Houston, Texas 77027-9408
  (713) 860-1500

THE OFFERING:

- 21,000,000 shares of common stock.

- All of the common stock we are offering by way of this prospectus will be offered, from time to time, to acquire the securities or assets of other businesses.

- Our common stock trades under the symbol "IEE." The last reported sale price of the common stock on February 3, 1999 was $19 7/16.

      THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                             ---------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY
      DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where You Can Find More Information.........................     2
The Company.................................................     4
Risk Factors................................................     5
Securities Covered by this Prospectus.......................     8
Legal Matters...............................................     9
Experts.....................................................     9

                             ---------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

     - our anticipated growth strategies;

     - our expected internal growth;

     - anticipated trends and conditions in our industry;

     - our ability to integrate acquired businesses;

     - our ability to implement a Year 2000 readiness program;

     - our future capital needs; and

     - our ability to compete.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                             ---------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     We filed a Registration Statement on Form S-4 to register with the SEC the common stock to be issued (the "Registration Statement"). This prospectus is a part of that Registration Statement.

     As allowed by SEC rules, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its financial condition.

SEC FILINGS (FILE NO. 1-13783)          PERIOD
------------------------------          ------
Annual Report on Form 10-K              Year ended September 30, 1998 (as amended on
                                        January 22, 1999)
Current Report on Form 8-K              Filed on February 4, 1999
Proxy Statement                         Dated December 29, 1998
Registration Statement on Form 8-A      Filed on January 14, 1998

     We also incorporate by reference into this prospectus additional documents that may be filed with the SEC from the date of this prospectus to the date of the termination of the offerings of common stock by way of this prospectus. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, as well as proxy statements.

     Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

           Integrated Electrical Services, Inc.
           515 Post Oak Boulevard
           Suite 450
           Houston, Texas 77027-9408
           Attention: Corporate Secretary
           (713) 860-1500

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. THIS
PROSPECTUS IS DATED                , 1999. YOU SHOULD NOT ASSUME THAT THE
INFORMATION CONTAINED IN THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. ANY INFORMATION IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS PROSPECTUS OR IN ANY SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED BY REFERENCE CHANGES SUCH STATEMENT.

                                  THE COMPANY

     In late 1997, we recognized a significant opportunity for a well-capitalized company with critical mass and a nationwide presence to realize substantial competitive advantages by capitalizing on the fragmented nature of the electrical services industry. To that end, we began operations on January 30, 1998 with the acquisition of 16 electrical businesses, each of which had a strong identity and presence in its local markets, in order to create a nationwide provider of electrical services and to lead the consolidation of our industry.

     According to U.S. Census data, the electrical contracting industry generated annual revenues in excess of $40 billion in 1992. This data also indicates that the electrical contracting industry is highly fragmented with more than 54,000 companies, most of which are small, owner-operated businesses. Government sources indicate that total construction industry revenues have grown at an average compound rate of approximately 6% from 1995 through 1998. Over the same period, our pro forma combined revenues increased at a compound annual rate of approximately 13%. We believe this growth in revenues is primarily due to the fact that our companies have been in business an average of 21 years, have strong relationships with customers, have effectively employed industry best practices and have focused on larger, higher margin projects.

     We serve a broad range of markets, including the commercial, industrial, residential and power line markets. In addition, we have recently entered into the data communication market, which includes the installation of wiring for computer networks and fiber optic telecommunications systems. Our revenues are generated from a mix of new construction, renovation, maintenance and specialized services. We focus on higher margin, larger projects that require special expertise, such as design-and-build projects that utilize the capabilities of our in-house engineers, as well as service, maintenance and certain renovation and upgrade work which tends to either be recurring, have lower sensitivity to economic cycles, or both.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in the common stock.

EXPOSURE TO DOWNTURNS IN CONSTRUCTION

     A large portion of our business is the installation of electrical systems in newly constructed and renovated buildings, plants and residences. Our ability to maintain or increase revenues from new installation services will depend on the number of new construction starts and renovations. Our revenue growth from year to year is likely to reflect the cyclical nature of the construction industry. The number of new building starts will be affected by local economic conditions, changes in interest rates and other related factors. The housing industry is similarly affected by changes in general and local economic conditions, such as the following:

     - employment and income levels;

     - interest rates and other factors affecting the availability and cost of financing;

     - tax implications for home buyers;

     - consumer confidence; and

     - housing, demand.

Downturns in levels of construction or housing starts could have a material adverse effect on our business, financial condition and results of operations.

MANAGEMENT OF GROWTH

     We expect to grow both internally and through acquisitions. We expect to expend significant time and effort in evaluating, completing and integrating acquisitions and opening new facilities. We cannot guarantee that our systems, procedures and controls will be adequate to support our expanding operations, including the timely receipt of financial information from acquired companies. This future growth will impose significant added responsibilities on our senior management, such as the need to identify, recruit and integrate new senior managers and executives. If we are unable to manage our growth, or if we are unable to attract and retain additional qualified management, there could be a material adverse effect on our financial condition and results of operations.

LIMITED AVAILABILITY OF ELECTRICIANS

     There is currently a shortage of qualified electricians. Our ability to increase productivity and profitability will be limited by our ability to employ, train and retain skilled electricians who meet our requirements. There can be no assurance that, among other things:

     - we will be able to maintain the skilled labor force necessary to operate efficiently;

     - our labor expenses will not increase as a result of a shortage in the skilled labor supply; or

     - we will not have to curtail internal growth as a result of labor shortages.

ABSENCE OF COMBINED OPERATING HISTORY

     Each of our companies formerly operated as separate independent entities. As we continue to grow, there can be no assurance that our management group will be able to oversee the company and effectively implement our operating or growth strategies. The combined financial results of our companies presented in this prospectus cover periods during which they were not under the same management and, therefore, may not be indicative of our future financial or operating results. Our success will depend on our management's ability to profitably integrate future acquisitions.

EFFECT OF ACQUISITIONS ON OPERATIONS

     We expect to grow through acquisitions. We cannot guarantee that we will be able to acquire additional businesses or integrate and manage them successfully. Such acquisitions may involve a number of issues, including:

     - adverse short-term effects on our financial results;

     - diversion of our management's attention;

     - dependence on retention, hiring and training of key personnel; and

     - risks associated with unanticipated problems or legal liabilities.

     In addition, if industry consolidation becomes more prevalent, the prices for acquisition candidates may increase and the number of available candidates may decrease. We believe that the industry will experience continuing consolidation on both a national and a regional level by other companies that have acquisition objectives similar to ours. These competitors may have greater financial resources to finance acquisition and internal growth opportunities and might be willing to pay higher prices than we are willing to pay for the same acquisition opportunities. We cannot assure you that the businesses we acquire will achieve sales and profitability that justify our investment.

ACQUISITION FINANCING

     We intend to continue to use our common stock as at least part of the consideration paid for companies we acquire. If the common stock does not maintain a sufficient value or company owners will not accept common stock as consideration for their businesses, we may be required to use more of our cash to pursue our acquisition program. If we do not have sufficient cash or borrowing capacity, our growth could be limited unless we are able to obtain additional cash from the sale of debt or common stock in the public market.

OPERATING HAZARDS

     Our operations are subject to the numerous hazards associated with the construction of electrical systems. These hazards include, but are not limited to, electrocutions, fires, mechanical failures or transportation accidents. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and may result in suspension of operations. We maintain insurance coverage in the amounts and against the risks we believe are in accordance with industry practice, but this insurance does not cover all types or amounts of liabilities. No assurance can be given either that
(i) this insurance will be adequate to cover all losses or liabilities we may incur in our operations or (ii) we will be able to maintain insurance of the types or at levels that are adequate or at reasonable rates.

CONTRACT BIDDING RISKS

     We currently generate, and expect to continue to generate, a significant portion of our revenues under fixed price contracts. We must estimate the costs of completing a particular project to bid for such fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated. These variations along with other risks inherent in performing fixed price contracts may result in actual revenue and gross profits for a project differing from those we originally estimated and could result in losses on projects. Depending upon the size of a particular project, variations from estimated contract costs can have a significant impact on our operating results for any fiscal quarter or year.

DEPENDENCE ON KEY PERSONNEL

     Our operations depend on the continued efforts of our current and future executive officers and senior management and key management personnel at the companies we have acquired. We cannot guarantee that any key member of management at the corporate or subsidiary level will continue in such capacity for any particular period of time. The loss of key personnel or the inability to hire and retain qualified employees could have an adverse effect on our business, financial condition and results of operations. We do not maintain key man life insurance.

COMPETITION

     Our industry is highly competitive and is served by small, owner-operated private companies, public companies and several large regional companies. We could also face competition in the future from other competitors entering the market. Some of our competitors offer a greater range of services, such as mechanical construction, plumbing and heating, ventilation and air conditioning services. Competition in the electrical contracting industry depends on a number of factors, including price. Some of our competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates.

SEASONALITY; FLUCTUATION OF QUARTERLY OPERATING RESULTS

     Our business can be subject to seasonal variations in operations and demand that affect the construction business, particularly in residential construction. Our quarterly results may also be affected by the timing of acquisitions, the timing and size of acquisition costs and regional economic conditions. Accordingly, our performance in any particular quarter may not be indicative of the results which can be expected for any other quarter or for the entire year.

SUBSTANTIAL DEBT

     We have now and, will continue to have a significant amount of debt. Our substantial indebtedness could have important consequences to you. For example, it could:

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures and other general corporate requirements;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a disadvantage compared to our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Additionally, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

POTENTIAL FAILURE OF COMPUTER SYSTEMS TO RECOGNIZE YEAR 2000

     We are dependent on our computer software programs and operating systems in operating our business. We also depend on the proper functioning of computer systems of third parties, such as vendors and clients. The failure of any of these systems to appropriately interpret the upcoming calendar year 2000 could have a material adverse effect on our financial condition, results of operations, cash flow and business prospects. We are currently identifying our own applications that will not be Year 2000 compliant and taking steps to determine whether third parties are doing the same. In addition, we are implementing a plan to prepare our computer systems to be Year 2000 compliant by September 30, 1999.

     Our inability to remedy our own Year 2000 problems or the failure of third parties to do so may cause business interruptions or shutdown, financial loss, regulatory actions, reputational harm and/or legal liability. We can not assure you that our Year 2000 program will be effective or that our estimates about the timing and cost of completing our program will be accurate.

                     SECURITIES COVERED BY THIS PROSPECTUS

     The common stock covered by this prospectus is available for use in future acquisitions of businesses, properties or securities of entities or persons engaged in the electrical contracting and other related businesses. The consideration offered by Integrated Electrical Services, Inc. in such acquisitions, in addition to the common stock offered by this prospectus, may include cash, debt or other securities, or assumption by Integrated Electrical Services, Inc. of liabilities of the businesses being acquired, or a combination thereof. It is contemplated that the terms of each acquisition will be determined by negotiations between Integrated Electrical Services, Inc. and the management or the owners of the assets to be acquired or the owners of the securities (including newly issued securities) to be acquired, with Integrated Electrical Services, Inc. taking into account the quality of management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. It is anticipated that the common stock issued in acquisitions hereunder will be valued at a price reasonably related to the market value of the common stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

                                 LEGAL MATTERS

     Certain legal matters in connection with the common stock being offered hereby will be passed upon for Integrated Electrical Services, Inc. by John F. Wombwell, Senior Vice President, General Counsel and Secretary of Integrated Electrical Services, Inc. Mr. Wombwell owns 96,000 shares of common stock and has options to purchase 93,750 shares of common stock.

                                    EXPERTS

     The financial statements of Integrated Electrical Services, Inc. and subsidiaries and PCX Corporation incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and upon the authority of such firm as experts in giving said reports.

     The financial statements of Primo Electric Company incorporated by reference in this prospectus have been audited by Hertzbach & Company, P.A., Independent Public Accountants, as stated in their report therein.

     The financial statements of Kayton Electric, Inc. incorporated by reference in this prospectus have been audited by KPMG Peat Marwick LLP, Independent Public Accountants, as stated in their report therein.

     The financial statements of Bachofner Electric, Inc. incorporated by reference in this prospectus have been audited by Peck & Kopacek, P.C., Independent Public Accountants, as stated in their report therein.

                     [INTEGRATED ELECTRICAL SERVICES LOGO]

                               21,000,000 SHARES
                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS
                             ---------------------

      WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE THEREOF.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

                SUBJECT TO COMPLETION, DATED FEBRUARY   , 1999.

PROSPECTUS

                     [INTEGRATED ELECTRICAL SERVICES LOGO]

                               21,000,000 SHARES
                                  COMMON STOCK

                             ---------------------

THE COMPANY:

     - Our company is the third largest provider of electrical contracting and maintenance services in the United States.

     - Our address is:
       Integrated Electrical Services, Inc.
       515 Post Oak Boulevard
       Suite 450
       Houston, Texas 77027-9408
       (713) 860-1500

THE OFFERING:

     - 21,000,000 shares of common stock.

     - All of the common stock offered by way of this prospectus will be offered, from time to time, by stockholders of Integrated Electrical Services, Inc. These shares were received by such Stockholders as consideration for the securities or assets of their businesses. We will receive none of the proceeds of this offering.

     - Our common stock trades under the symbol "IEE." The last reported sale price of the common stock on February 3, 1999 was $19 7/16.

     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                             ---------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY
      DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where You Can Find More Information.........................     2
The Company.................................................     4
Risk Factors................................................     5
Plan of Distribution........................................     8
Legal Matters...............................................     9
Experts.....................................................     9

                             ---------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

     - our anticipated growth strategies;

     - our expected internal growth;

     - anticipated trends and conditions in our industry;

     - our ability to integrate acquired businesses;

     - our ability to implement a Year 2000 readiness program;

     - our future capital needs; and

     - our ability to compete.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.
                             ---------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     We filed a Registration Statement on Form S-4 to register with the SEC the common stock to be issued (the "Registration Statement"). This prospectus is a part of that Registration Statement.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

                              PLAN OF DISTRIBUTION

     We are registering the common stock on behalf of the selling stockholders. As used herein, "selling stockholders" includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the common stock offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of common stock will be borne by the selling stockholders. Sales of common stock may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the NYSE, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of common stock by the selling stockholders.

     The selling stockholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from selling stockholders and/or the purchasers of common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders and any broker-dealers that act in connection with the sale of common stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 (the "Securities Act"), and any commissions received by such broker-dealers and any profit on the resale of the common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act.

     Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     Upon our being notified by a selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon the company being notified by a selling stockholders that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Eighth of the Company's Amended and Restated Certificate of Incorporation states that:

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eighth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     In addition, Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

     The Company intends to enter into indemnification agreements with each of its executive officers and directors.

     Under Section of the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriters have agreed to indemnify, under certain conditions, the Company, its officers and directors, and persons who control the Company within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

     These transactions were completed without registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


            3.1          -- Amended and Restated Certificate of Incorporation as
                            amended. (Incorporated by reference to 3.1 to the
                            Registration Statement on Form S-1 (File No. 333-38715)
                            of the Company)
            3.2          -- Bylaws, as amended. (Incorporated by reference to 3.2 to the Annual Report on Form 10-K for the year ended
                            September 30, 1998 of the Company)
            4.1          -- Specimen Common Stock Certificate. (Incorporated by
                            reference to 4.1 to the Registration Statement on Form
                            S-1 (File No. 333-38715) of the Company)
            5.1          -- Opinion of John F. Wombwell
           10.1          -- Form of Employment Agreement (Incorporated by reference to 10.1 to the Registration Statement on Form S-1 (File
                            No. 333-38715) of the Company)
           10.2          -- Form of Officer and Director Indemnification Agreement.
                            (Incorporated by reference to 10.2 to the Registration
                            Statement on Form S-1 (File No. 333-38715) of the
                            Company)
           10.3          -- Integrated Electrical Services, Inc. 1997 Stock Plan.
                            (Incorporated by reference to 10.3 to the Registration
                            Statement on Form S-1 (File No. 333-38715) of the
                            Company)
           10.4          -- Integrated Electrical Services, Inc. 1997 Directors Stock
                            Plan. (Incorporated by reference to 10.4 to the
                            Registration Statement on Form S-1 (File No. 333-38715)
                            of the Company)

           10.5          -- Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank
                            of Texas, N.A., including Guaranty, Pledge Agreement,
                            Security Agreement, form of promissory note, and form of
                            swing line note. (Incorporated by reference to 10.5 to
                            Post-Effective Amendment No. 1 to the Registration
                            Statement on Form S-1 (File No. 333-50031) of the
                            Company)
           10.6          -- Amendment No. 1 dated September 30, 1998, to the Credit
                            Agreement dated July 30, 1998, among the Company, the
                            Financial Institutions named therein and NationsBank of
                            Texas, N.A. (Incorporated by reference to 10.6 to the
                            Company's Annual Report on Form 10-K/A for the year ended
                            September 30, 1998)
          *10.7          -- Amendment No. 2 dated January 18, 1999, to the Credit
                            Agreement dated July 30, 1998, among the Company, the
                            Financial Institutions named therein and NationsBank of
                            Texas, N.A.
           10.8          -- Form of Lock-up Agreement entered into by the Company and the stockholders set forth on Schedule A thereto.
                            (Incorporated by reference to 10.6 to the Registration
                            Statement on Form S-1 (File No. 333-38715) of the
                            Company)
           23.1          -- Consent of John F. Wombwell (included in Exhibit 5.1)
          *23.2          -- Consent of Arthur Andersen LLP
          *23.3          -- Consent of Hertzbach & Company, P.A.
          *23.4          -- Consent of KPMG Peat Marwick LLP
          *23.5          -- Consent of Peck & Kopacek, P.C.
          *23.6          -- Consent of Arthur Andersen LLP

---------------

* Filed herewith.

ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class main or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 2 for Form S-4 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 3, 1999.

                                            INTEGRATED ELECTRICAL SERVICE, INC.

                                            By:       /s/ JIM P. WISE
                                              ----------------------------------
                                                         Jim P. Wise
                                                President and Chief Executive
                                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 3, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                   /s/ JIM P. WISE                     President, Chief Executive Officer and
-----------------------------------------------------  Director (Principal Executive Officer and
                     Jim P. Wise                       Principal Financial Officer)

                /s/ J. PAUL WITHROW*                   Vice President and Chief Accounting Officer
-----------------------------------------------------  (Principal Accounting Officer)
                   J. Paul Withrow

                /s/ C. BRYAN SYNDER*                   Chairman of the Board of Directors
-----------------------------------------------------
                   C. Bryan Synder

                  /s/ JON POLLOCK*                     Vice Chairman of the Board of Directors
-----------------------------------------------------
                     Jon Pollock

                                                       Director
-----------------------------------------------------
                  Donald Paul Hodel

                  /s/ JERRY MILLS*                     Director
-----------------------------------------------------
                     Jerry Mills

                 /s/ BEN L. MUELLER*                   Director
-----------------------------------------------------
                   Ben L. Mueller

                  /s/ RICHARD MUTH*                    Director
-----------------------------------------------------
                    Richard Muth

                /s/ ALAN R. SIELBECK*                  Director
-----------------------------------------------------
                  Alan R. Seilbeck

                 /s/ ROBERT STALVEY*                   Director
-----------------------------------------------------
                   Robert Stalvey

                      SIGNATURE                                            TITLE
                      ---------                                            -----
               /s/ RICHARD L. TUCKER*                  Director
-----------------------------------------------------
                  Richard L. Tucker

                    /s/ BOB WEIK*                      Director
-----------------------------------------------------
                      Bob Weik

*By:       /s/ JIM P. WISE

     -------------------------------
               Jim P. Wise
     Pursuant to a power-of-attorney
                  filed
     with the Registration Statement
                   on
         Form S-1 (333-45479) on
             April 14, 1998.

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------

           3.1           -- Amended and Restated Certificate of Incorporation as
                            amended. (Incorporated by reference to 3.1 to the
                            Registration Statement on Form S-1 (File No. 333-38715)
                            of the Company)
           3.2           -- Bylaws, as amended. (Incorporated by reference to 3.2 to the Annual Report on Form 10-K for the year ended
                            September 30, 1998 of the Company)
           4.1           -- Specimen Common Stock Certificate. (Incorporated by
                            reference to 4.1 to the Registration Statement on Form
                            S-1 (File No. 333-38715) of the Company)
           5.1           -- Opinion of John F. Wombwell
          10.1           -- Form of Employment Agreement (Incorporated by reference to 10.1 to the Registration Statement on Form S-1 (File
                            No. 333-38715) of the Company)
          10.2           -- Form of Officer and Director Indemnification Agreement.
                            (Incorporated by reference to 10.2 to the Registration
                            Statement on Form S-1 (File No. 333-38715) of the
                            Company)
          10.3           -- Integrated Electrical Services, Inc. 1997 Stock Plan.
                            (Incorporated by reference to 10.3 to the Registration
                            Statement on Form S-1 (File No. 333-38715) of the
                            Company)
          10.4           -- Integrated Electrical Services, Inc. 1997 Directors Stock
                            Plan. (Incorporated by reference to 10.4 to the
                            Registration Statement on Form S-1 (File No. 333-38715)
                            of the Company)
          10.5           -- Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank
                            of Texas, N.A., including Guaranty, Pledge Agreement,
                            Security Agreement, form of promissory note, and form of
                            swing line note. (Incorporated by reference to 10.5 to
                            Post-Effective Amendment No. 1 to the Registration
                            Statement on Form S-1 (File No. 333-50031) of the
                            Company)
          10.6           -- Amendment No. 1 dated September 30, 1998, to the Credit
                            Agreement dated July 30, 1998, among the Company, the
                            Financial Institutions named therein and NationsBank of
                            Texas, N.A. (Incorporated by reference to 10.6 to the
                            Company's Annual Report on Form 10-K/A for the year ended
                            September 30, 1998)
         *10.7           -- Amendment No. 2 dated January 18, 1999, to the Credit
                            Agreement dated July 30, 1998, among the Company, the
                            Financial Institutions named therein and NationsBank of
                            Texas, N.A.
          10.8           -- Form of Lock-up Agreement entered into by the Company and the stockholders set forth on Schedule A thereto.
                            (Incorporated by reference to 10.6 to the Registration
                            Statement on Form S-1 (File No. 333-38715) of the
                            Company)
          23.1           -- Consent of John F. Wombwell (included in Exhibit 5.1)
         *23.2           -- Consent of Arthur Andersen LLP
         *23.3           -- Consent of Hertzbach & Company, P.A.
         *23.4           -- Consent of KPMG Peat Marwick LLP
         *23.5           -- Consent of Peck & Kopacek, P.C.
         *23.6           -- Consent of Arthur Andersen LLP

---------------

* Filed herewith.